QuickLinks -- Click here to rapidly navigate through this document

PROXY

CHELSEA PROPERTY GROUP, INC.
SPECIAL MEETING OF STOCKHOLDERS—                        , 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of CHELSEA PROPERTY GROUP, INC., a Maryland corporation, hereby appoints David C. Bloom, Leslie T. Chao, Michael J. Clarke and Denise M. Elmer, and each of them the proxies of the undersigned with full power of substitution to vote at the Special Meeting of Stockholders of the Company to be held at                          a.m., local time, on                        , 2004, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

The Board of Directors recommends a vote "FOR" Proposal 1.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

Your vote is important. Please vote immediately.

Vote by Internet		Vote by Telephone

Log on to the Internet and go to http://www.eproxyvote.com/cpg	OR	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the internet or by telephone, please do not mail your card.

DETACH HERE

-- X --	Please mark vote as in this Example

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Proposal 1	Approval of the Merger Agreement

The approval of the REIT Merger and the Agreement and Plan of Merger, dated as of June 20, 2004, by and among Simon Property Group, Inc., Simon Property Group, L.P., Simon Acquisition I, LLC, Simon Acquisition II, LLC, Chelsea Property Group, Inc. and CPG Partners, L.P., and other procedural matters incident to the conduct of the special meeting, including any adjournments or postponements of the special meeting.
	FOR -- __ --	AGAINST -- __ --	ABSTAIN -- __ --
Proposal 2	Discretionary Authority
With discretionary authority upon any other business as may properly come before the special meeting, including any adjournments or postponements thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	-- __ --
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	-- __ --
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.
Signature	Date	Signature	Date

QuickLinks

PROXY
CHELSEA PROPERTY GROUP, INC. SPECIAL MEETING OF STOCKHOLDERS— , 2004 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS